UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: April 12, 2010
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER INFORMATION

On April 12, 2010, the Company announced that it has entered into a Distribution Agreement (“Agreement”) with RicciPharma, a recognized health products company with offices in Rome and Slovakia, that the parties anticipate will provide Oragenics’ proprietary oral care probiotic products, EvoraPlus® and EvoraKidsTM to RicciPharma for further exclusive distribution to the Vatican’s healthcare foundation, Duc in Altum, and health organizations, United Nations, UNESCO, UNICEF, the World Health Organization, and the Food and Agriculture Organization in Africa, Asia, South America and the Caribbean. Duc in Altum is a foundation whose humanitarian projects are inspired by the social teachings of the late Pope John Paul II. Duc in Altum’s honorary chairman is the Polish Pope’s former private secretary for over 30 years, Cardinal Stanislas Dziwisz, currently Archbishop of Krakow.

As part of the Agreement, RicciPharma is also expected to exclusively distribute EvoraPlus® and EvoraKids™ to the Association of Physicians National Health Service in Slovakia and the Association of Italian Catholic Doctors across Italy.  RicciPharma will also serve as distributor of EvoraPlus® and EvoraKids™ to independent pharmacies in Belarus, the Baltic States, Romania, Albania, Russia and Poland.

The Agreement provides for payment for orders to be made in advance of shipment at the time orders are placed and RicciPharma is required to maintain suitable general liability and product liability insurance.  The price paid to the Company by RicciPharma for the products may be changed on sixty days notice.  RicciPharma is required to make minimum purchases during a specified time period in order to maintain exclusivity in the assigned territories and respective distribution channels.  However, there can be no assurances that RicciPharma will purchase the minimum periodic purchase requirements or purchase a sufficient quantity to maintain the exclusivity provided in the Agreement. In the event such minimum purchase requirements are not met, the Company may terminate the Agreement.

The initial term of the Agreement is twenty months subject to agreed upon extended terms.  The Company may terminate the agreement for any reason upon thirty days’ written notice.  Either party may terminate upon thirty days’ written notice in the event of a breach of the agreement by the other, provided that the breach is not cured within the thirty day period.

ITEM 9.01    FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits.

Number	Description
99.1	Press Release dated April 12, 2010

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 12th day of April, 2010.

ORAGENICS, INC. (Registrant)

BY:	/s/ David B. Hirsch
David B. Hirsch President and Chief Executive Officer